                                                                   EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-70527) pertaining to the Globecomm Systems Inc. 1997 Stock Incentive Plan and 1999 Employee Stock Purchase Plan of our report dated August 24, 1999, except for the last paragraph of Note 16. Subsequent Events, as to which the date is September 14, 1999, with respect to the consolidated financial statements of Globecomm Systems Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1999.


                                                       /s/ Ernst & Young LLP


Melville, New York
September 28, 1999